                        DAIMLER-BENZ VEHICLE TRUST 1996-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: JANUARY 1997
DISTRIBUTION DATE: 2/20/97


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT
TO SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT


                                                                                                      Per $1,000 of Original
                                                                                                          Class A/Class B
                                                                                                        Certificate Amount
                                                                                                      ----------------------
   (i)    Principal Distribution
              Class A Amount                                                         $ 26,664,051.38        $33.531752
              Class B Amount                                                         $  2,271,435.74        $33.531752

  (ii)    Interest Distribution
              Class A Amount                                                         $  3,576,243.37        $ 4.497355
              Class B Amount                                                         $    304,650.14        $ 4.497355

 (iii)    Monthly Servicing Fee                                                      $    663,400.60        $ 0.768779
              Monthly Supplemental Servicing Fee                                     $          0.00        $ 0.000000
              Class A Percentage of the Servicing Fee                                $    611,323.65        $ 0.768779
              Class A Percentage of the Supplemental Servicing Fee                   $          0.00        $ 0.000000
              Class B Percentage of the Servicing Fee                                $     52,076.95        $ 0.768779
              Class B Percentage of the Supplemental Servicing Fee                   $          0.00


  (iv)    Class A Principal Balance (end of Collection Period)                       $706,924,331.34
          Class A Pool Factor (end of Collection Period)                                   88.900261%
          Class B Principal Balance (end of Collection Period)                       $ 60,220,900.72
          Class B Pool Factor (end of Collection Period)                                   88.900261%

   (v)    Pool Balance (end of Collection Period)                                    $767,145,232.06

  (vi)    Class A Interest Carryover Shortfall                                       $          0.00
          Class A Principal Carryover Shortfall                                      $          0.00
          Class B Interest Carryover Shortfall                                       $          0.00
          Class B Principal Carryover Shortfall                                      $          0.00

 (vii)    Amount Otherwise Distributable to the Seller that is Distributed to
          Either the Class A or Class B Certificateholders                           $          0.00        $ 0.000000


(viii)    Balance of the Reserve Fund Property (end of Collection Period)
              Class A Amount                                                         $ 25,887,839.54
              Class B Amount                                                         $          0.00

  (ix)    Aggregate Purchase Amount of Receivables repurchased by
          the Seller or the Servicer                                                 $          0.00


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